AMENDED AND RESTATED BYLAWS

of

MICROWAVE FILTER COMPANY, INC.

Date of Adoption: May 23, 1996

ARTICLE I

Offices

The principal office of the Corporation shall be in the Village of East Syracuse, County of Onondaga, State of New York. The Corporation may also have offices at such other places within or without the State of New York as the Board may from time to time determine or the business of the Corporation may require

ARTICLE II

Shareholders

1. PLACE OF MEETINGS

Meetings of the Shareholders shall be held at the principal office of the Corporation or at such place within or without the State of New York as the Board shall authorize.

2. ANNUAL MEETING.

The annual meeting of the Shareholders shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of such meeting, when the Shareholders shall elect a Board and transact such other business as may properly come before the meeting.

3. SPECIAL MEETINGS

Special meetings of the shareholders may be called by the Chairman of the Board of Directors or by the President, and shall be called by the Chairman of the Board or by the Secretary at the request in writing of a majority of the Board of Directors or two

thirds (2/3) of the holders of the outstanding shares entitled to vote in the election of Directors. Such meetings shall be held at such time as may be fixed in the call and stated in the notice of meetings. Any such written request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4. **FIXING RECORD DATE.**

For the purpose of determining the Shareholders entitled to notice of or vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date at the record date for any such determination of Shareholders. Such date shall not be more than fifty nor less than 10 days from the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provision of law.

5. **NOTICE OF MEETINGS OF SHAREHOLDERS**

Written notice of each meeting of Shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each Shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle Shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the Shareholder at his address as it appears on the record of Shareholders, or if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6. **WAIVERS**

Notice of meeting need not be given to any Shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7. **QUORUM OF SHAREHOLDERS**

Unless the Certificate of Incorporation provides otherwise, the holders of one-third of the shares entitled to vote thereat shall constitute a quorum at a meeting of

Shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Shareholders.

The Shareholders present may adjourn the meeting despite the absence of a quorum.

8. PROXIES

Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the Shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided by law.

9. QUALIFICATION OF VOTERS

Every Shareholder of record shall be entitled at every meeting of Shareholders to one vote for every share standing in his name on the record of Shareholders, unless otherwise provided in the Certificate of Incorporation.

10. VOTE OF SHAREHOLDERS.

Except as otherwise required by statute or by the Certificate of Incorporation:

(a) Directors shall be elected by a plurality of the votes cast at a meeting of Shareholders by the holders of shares entitled to vote in the election;

(b) All other corporate action shall be authorized by a majority of the votes cast.

11. WRITTEN CONSENT OF SHAREHOLDERS

Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the

outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the Certificate of Incorporation.

ARTICLE III

NOTICE OF SHAREHOLDERS BUSINESS AND NOMINATIONS

1. **ANNUAL MEETINGS OF SHAREHOLDERS.**

(a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of the shareholders (i) pursuant to the Corporation notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by an shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (1)(a) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60h day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; *provided, however*, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (x) as to each person whom the shareholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (y) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name

and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (b) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(c) Notwithstanding anything in the second sentence of paragraph (1)(b) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement of the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

2. **SPECIAL MEETINGS OF SHAREHOLDERS.**

Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nomination of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such positions as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (1)(b) of this Bylaw shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of (i) the 60th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and or the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

3. **GENERAL.**

(a) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with he procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall

have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(b) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 15 or 15(d) of the Exchange Act.

(c) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth this Bylaw. Nothing in this bylaw shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect Directors under specified circumstances.

ARTICLE IV

DIRECTORS

1. BOARD OF DIRECTORS.

Subject to any provision in the Certificate of Incorporation the business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least 18 years of age.

2. NUMBER OF DIRECTORS.

The number of Directors shall be fixed at nine or less.

3. ELECTION AND TERM OF DIRECTORS.

Directors shall be elected at each annual meeting of the shareholders, or, if no such election shall be held, at a meeting called and held in accordance with the statutes of the State of New York. Each Director shall be elected to hold office until the expiration of the term for which he is elected, and thereafter until a successor shall be elected and shall qualify. The directors shall be divided, with respect to the terms for which they

severally hold office, into three classes, hereby designated as Class I, Class II and Class III. Each class shall have three directors and the three classes shall be as nearly equal in number as possible. The initial terms of office of the Class I, Class II and Class III directors, elected at the 1996 annual meeting of shareholders, shall expire at the next succeeding annual meeting of shareholders, the second succeeding annual meeting of shareholders and the third succeeding annual meeting of shareholders, respectively. At each annual meeting of shareholders after 1996 the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in the third year following the year of their election.

4. **VACANCIES**

Vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum exists or a vote of the holders of two-thirds (2/3) of the outstanding shares entitled to vote in the election of Directors. A Director elected to fill a vacancy shall be elected to hold office until the next annual meeting of the shareholders and thereafter until a successor shall be elected and shall qualify.

5. **REMOVAL OF DIRECTORS.**

Any of the directors may be removed from office, for cause only, by action of the Board of Directors or by vote of the shareholders holding two-thirds (2/3) of the outstanding shares entitled to vote in the election of Directors.

6. **RESIGNATION.**

A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not been necessary to make it effective.

7. **QUORUM OF DIRECTORS.**

Unless otherwise provided in the Certificate of Incorporation, a majority of the entire Board shall constitute a quorum for the transaction of business or any specified item of business.

8. **ACTION OF THE BOARD.**

Unless otherwise required by law, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

9. PLACE AND TIME OF BOARD MEETINGS.

The Board may hold its meeting at the office of the Corporation or at such other places, either within or without the State of New York, as it may from time to time determine.

10. REGULAR ANNUAL MEETING.

A regular annual meeting of the Board shall be held immediately following the annual meeting of Shareholders at the place of such annual meeting of Shareholders.

11. NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

(a) Regular meetings of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon three days notice to each Director either personally or by mail or by wire; special meetings shall be called by the President or by the Secretary in a like manner on written request of two Directors. Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereof or at its commencement, the lack of notice to him.

(b) A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all Directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

12. CHAIRMAN.

At all meetings of the Board the President, or in his absence, the Chairman chosen by the Board shall preside.

13. EXECUTIVE AND OTHER COMMITTEES.

The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each consisting of three or more Directors. The Executive Committee may have all the authority of the Board except such specifically excluded in BCL 712 and shall have such powers as the Board may determine. Each such committee shall serve at the pleasure of the Board and shall have such powers as the Board may from time to time determine.

14. **COMPENSATION.**

Reasonable compensation may be paid to directors for their services as a director, including additional reimbursement for expenses, either as a fixed sum for attendance at meetings or, in the case of the Chairman of the Board, as an annual sum covering all the duties undertaken by the Chairman. Nothing herein contained shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefore.

15. **ADVISORY BOARD.**

The Board hereby establishes an Advisory Board, which shall be comprised of persons who are not officers or Directors of the Corporation, to render advice and counsel to the Board and its Committees. Members of the Advisory Board shall serve at the pleasure of the Board and may receive such compensation or remuneration as from time to time determined by the Board. Members of the Advisory Board shall be nominated by the Chairman and confirmed by the Board. Attendance at Board or Committee meetings by Advisory Committee members shall be by invitation of the Chairman or the Committee Chair, as appropriate.

16. **TELEPHONIC MEETING.**

Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear such other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE V

OFFICERS

1. **OFFICES, ELECTION, TERM.**

(a) Unless otherwise provided for in the Certificate of Incorporation, the Board may elect or appoint a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other Officers as it may determine, who shall have such duties, powers and functions as hereinafter provide.

2. **REMOVAL, RESIGNATION, SALARY, ET CETERA.**

(a) Any officer elected or appointed by the Board may be removed by the Board with or without cause.

(b) In the event of the death, resignation or removal of an officer, the Board, in its discretion, may elect or appoint a successor to fill the unexpired term.

(c) Any two or more offices may be held by the same person, except the offices of President and Secretary.

(d) The salaries of all officers shall be fixed by the Board.

(e) The Directors may require any officer to give security for the faithful performance of his duties.

3. **PRESIDENT.**

The President shall be the Chief Executive Officer of the Corporation; he shall preside at all meetings of the Shareholders and of the Board; he shall have the management of the business of the Corporation and see that all orders and resolutions of the Board are carried into effect.

4. **VICE PRESIDENTS.**

During the absence or disability of the President, the Vice President, or if there are more than one, the Executive Vice President, shall have all the powers and functions of the President. Each Vice President shall perform such other duties as the Board shall prescribe.

5. **SECRETARY.**

The Secretary shall:

(a) attend all meetings of the Board and of the Shareholders;

(b) record all votes and minutes of any proceedings in a book to be kept for that purpose.

(c) give or cause to be given notice of all meetings of Shareholders and of special meetings of the Board;

(d) keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board;

(e) when required, prepare or cause to be prepared and available at each meeting of Shareholders a certified list in alphabetical order of the names of Shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

(f) keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner; and

(g) perform such other duties as may be prescribed by the Board.

6. **ASSISTANT SECRETARIES.**

During the absence or disability of the Secretary, the Assistant Secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

7. **TREASURER.**

The Treasurer shall:

(a) have the custody of the corporate funds and securities;

(b) keep full and accurate accounts or receipts and disbursements in the corporate books;

(c) deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board;

(d) disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements;

(e) render to the President and the Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation;

(f) render a full financial report at the annual meeting of the Shareholders if so requested;

(g) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation; and

(h) perform such other duties as are given to him by these Bylaws or as from time to time are assigned to him by the Board or the President.

8. **ASSISTANT TREASURER.**

During the absence or disability of the Treasurer, the Assistant Treasurer, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Treasurer.

9. **SURETIES AND BONDS.**

In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for the negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

ARTICLE VI

CERTIFICATE FOR SHARES

1. **CERTIFICATES.**

The shares of the Corporation shall be represented by certificates. They shall be numbered and entered into the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or Vice President and the Treasurer or the Secretary and shall bear the Corporate seal.

2. **LOST OR DESTROYED CERTIFICATES.**

The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

3. **TRANSFER OF SHARES.**

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of Shareholders.

(b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

4. **CLOSING TRANSFER BOOKS.**

The Board shall have the power to close the share transfer books of the Corporation for a period of not more than ten days during the thirty day period immediately preceding (1) any Shareholders' meeting or (2) any date upon which Shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those Shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

ARTICLE VII

DIVIDENDS

Subject to the provisions of the Certificate of Incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board may determine. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining property of the Corporation or for such other purpose as the Board shall think

conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE VIII

CORPORATE SEAL

The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal of the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engaged or printed.

ARTICLE IX

EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

ARTICLE X

FISCAL YEAR

The fiscal year shall begin the first day of October in each year.

ARTICLE XI

REFERENCES TO CERTIFICATE OF INCORPORATION

Reference to certificate of incorporation in these Bylaws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE XII

INDEMNIFICATION AND INSURANCE

1. INDEMNIFICATION

(a) The Corporation shall indemnify to the fullest extent now or hereafter provided for or permitted by law each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, arbitration, alternative dispute resolution mechanism, investigation, administrative or legislative hearing or any other actual, threatened, pending or completed proceeding, whether civil or criminal, or whether formal or informal, and including an action by or in the right of the Corporation or any other Corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, whether profit or non-profit (any such entity, other than the Corporation, being hereinafter referred to as an "Enterprise"), and including appeals therein (any such process being hereinafter referred to as a "Proceeding"), by reason of the fact that such person, such person's testator or intestate (a) is or was a Director or Officer of the Corporation, or (b) while serving as a Director or Officer of the Corporation, is or was serving, at the request of the Corporation, as a Director, Officer, or in any other capacity, any other Enterprise, against any and all judgments, fines, penalties, amounts paid in settlement, and expense, including attorneys' fees, actually and reasonably incurred as a result of or in connection with any Proceeding, or any appeal therein, except as provided in subsection (b) below.

(b) No indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification shall be made with respect to any Proceeding initiated by any such person against the Corporation, or a Director or Officer of the Corporation, other than to enforce the terms of this Article XI, unless such Proceeding was authorized by the Board of Directors. Further, no indemnification shall be made with respect to any settlement or compromise of any Proceeding unless and until the Corporation has consented to such settlement or compromise.

(c) Written notice of any Proceeding of which indemnification may be sought by any person shall be given to the Corporation as soon as practicable. The Corporation shall then be permitted to participate in the defense of any such Proceeding or, unless conflicts of interest or position exist between such person and the Corporation in the conduct of such defense, to assume such defense. In the event that the Corporation assumes the defense of any such proceeding, legal counsel selected by the Corporation shall be acceptable to such person. After such an assumption, the Corporation shall not be liable to such person for any legal or other expenses subsequently incurred unless such expenses have been expressly authorized by the Corporation. In the event that the Corporation participates in the defense of any such Proceeding, such person may select counsel to represent such person in regard to such a Proceeding; however, such person shall cooperate in good faith with any request that common counsel be utilized by parities

to any Proceeding who are similarly situated, unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

(d). In making any determination regarding any person's entitlement to indemnification thereunder, it shall be presumed that such person is entitled to indemnification, and the Corporation shall have the burden of proving the contrary.

(e) The Corporation shall indemnify any employee and agent to the extent such person shall be entitled to indemnification by law by reason of being successful on the merits or otherwise in defense of any action to which such person is named a party by reason of being an employee or other agent of the Corporation, the Corporation may further indemnify any such person if it is determined on a case by case basis by the Board of Directors that indemnification is proper in the specific case.

(f) Notwithstanding anything to the contrary in these Bylaws, no person shall be indemnified to the extent, if any, it is determined by the Board of Directors or by written opinion of legal counsel designated by the Board of Directors for such purpose that indemnification is contrary to applicable law.

2. **INSURANCE.**

The Corporation may, as the Board of Directors may direct, purchase and maintain such insurance on behalf of any person who is or at any time has been a Director, Officer, employee or other agent of or in a similar capacity with the Corporation, or who is or at any time has been, at the direction or request of the Corporation, a Director, trustee, Officer, President, manager, advisor, or other agent of any Enterprise against any liability asserted against and incurred by such person.

3. **ADVANCEMENT OF EXPENSES.**

Except in the case of a proceeding against a Director of Officer specifically approved by the Board of Directors, the Corporation shall, subject to section 1 above, pay all expenses incurred by or on behalf of a Director or Officer in defending any Proceeding in advance of the final disposition of such Proceeding. Such payments shall be made promptly upon receipt by the Corporation, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for part or all of such expenses.

4. **RIGHTS NOT EXCLUSIVE.**

The rights to indemnification and advancement of expenses granted by or pursuant to the Article XI: (1) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, corporate charter, bylaw,

resolution of shareholders or directors or agreement; (2) shall be deemed to constitute contractual obligation of the Corporation to any Director or Officer who serves in a capacity referred to in section 1 at any time while this Article XI is in effect; (3) shall continue to exist after the repeal or modification of this Article XI with respect to events occurring prior thereto; and (4) shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the estate, spouse, heirs, executors, administrators or assigns of such person. It is the intent of this Article XI to require the Corporation to indemnify the persons referred to herein for the aforementioned judgments, fines, penalties, amounts paid ins settlement, and expenses, including attorneys' fees, in each and every circumstance in which such indemnification could lawfully be permitted by express provisions of bylaws, and the indemnification required by this Article XI shall not be limited by the absence of any express recital of such circumstances.

ARTICLE XIII

BYLAW CHANGES

AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS

CONFORMING AMENDMENT

(a) Except as otherwise provided by these Bylaws or the Certificate of Incorporation, the Bylaws of the Corporation may be amended, repealed or adopted by vote of the holders of record of the shares at the time entitled to vote in the election of any Directors; provided that Section 3 of Article III, Sections 2, 3, 4, and 5 of Article IV and Section (a) of Article XIII of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of a t least two-thirds (2/3) of the outstanding shares entitled to vote in the election of Directors. Except as otherwise provided above, Bylaws may also be amended, repealed, or adopted by the Board of Directors, but any Bylaw adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein above provided.

(b) If any Bylaw regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the Bylaws so adopted, amended or repealed, together with a concise statement of the changes made.

BYLAWS97.DOC
REVISION 1